Exhibit 10.44
NINTH AMENDMENT
TO THE
PRUDENTIAL SUPPLEMENTAL EMPLOYEE SAVINGS PLAN

(Effective as of January 1, 2006)

(Amending to provide for the distribution of small account balances as permitted under IRC 409A)

Purpose and Background:

A.Pursuant to Section 7.1(b) of the Prudential Supplemental Employee Savings Plan (the “Plan”), the Executive Vice President and Chief Human Resources Officer (or successor thereto) ("EVP HR") of The Prudential Insurance Company of America (“Prudential”) may amend the Plan to make ministerial changes that are necessary or appropriate to reduce complexity or minimize administrative expenses and to make minor changes necessary or advisable for purposes of compliance with applicable laws and regulations.

B.Section 409A of the Internal Revenue Code (the “Code”) and the regulations thereunder require the aggregation of a participant’s account balances under the Plan and The Prudential Insurance Company of America Deferred Compensation Plan (“Prudential Deferred Compensation Plan") to determine if the participant’s accounts are eligible for small balance accelerated distributions.

C.Concurrently, the Prudential Deferred Compensation Plan is being amended to clarify how the account balance aggregation requirement will be applied to accounts under that plan for purposes of ensuring administrative consistency and compliance with Code Section 409A.

D.The EVP HR deems it advisable to also amend the Plan to incorporate the Code Section 409A account balance aggregation rules to facilitate small balance distributions, ensuring administrative consistency and compliance with applicable law.

E.The EVP HR has determined that the foregoing amendment is within the scope of authority granted to the EVP HR under the terms of the Plan.

Resolution:

Effective as of April 24, 2024, except as otherwise specified, the Plan is amended in the following respects:

1.Article I of the Plan is amended by adding the following new Section 1.17 to be entitled, “409A Service Recipients” immediately after Section 1.16 “401(a)(17) Matching Contribution” and the balance of the sections in Article I (and all cross-references thereto) shall be renumbered accordingly:

1.17 “409A Service Recipients” means the Company and each other entity which is in the same controlled group of affiliated employers as the Company, as determined in accordance with the rules under Section 414(b) and (c) of the Code.

2.Article V of the Plan is amended by adding the following new Section 5.3 to be entitled, “Small Account Balances – Lump Sum Cashout” immediately after Section 5.2 “Payment Rules for Agents” and the balance of the sections in Article V (and all cross-references thereto) shall be renumbered accordingly:

5.3 Small Account Balances – Lump Sum Cashout. Notwithstanding Sections 5.1 and 5.2 of the Plan, in the event the balance in the Participant’s Account, when coupled with the amounts credited to the Participant under all other account balance plans maintained by any of the 409A Service Recipients which are required to be aggregated with this Plan for purposes of Section 409A of the Code, is at any time (including prior to benefit commencement) ten thousand dollars ($10,000) or less, the Committee may, in its sole discretion, pay out in a lump sum the amount of such Participant’s Account under this Plan and all other such account balance plans notwithstanding the time and form of benefit payment applicable to the Participant under this Plan or as may be elected by the Participant under any other plans aggregated herewith. For purposes of this Section 5.3, a Participant’s Account shall be valued in accordance with the general provisions of Section 4.3. Any such lump sum distribution shall be made as soon as practicable following the Committee’s determination to utilize this discretionary cashout provision, but in no event later than sixty (60) days following such determination, in accordance with the rules and procedures for small account distributions as established by the Committee form time to time.

3.All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

4.Except where otherwise expressly amended herein, the Plan is ratified and confirmed and shall continue in full force and effect.

Adopted on behalf of The Prudential Insurance Company of America.

Date: April 24, 2024	By:	/s/ Lucien A. Alziari
Lucien A. Alziari
Executive Vice President
Chief Human Resources Officer